UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

Hortonworks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36780	37-1634325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 Great America Parkway

Santa Clara, California 95054

(Address of principal executive offices)

(408) 916-4121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, Hortonworks, Inc. (“Hortonworks”) held its 2017 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Hortonworks’ definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 25, 2017.

Proposal No. 1: Election of Directors

The stockholders elected Paul Cormier and Peter Fenton as Class III directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal.

Nominee	For	Withheld	Broker Non-Votes
Paul Cormier	38,074,039	106,331	16,717,626
Peter Fenton	36,408,244	1,772,126	16,717,626

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as Hortonworks’ independent registered public accounting firm for the fiscal year ending December 31, 2017, with 54,823,832 shares voting in favor, 69,396 shares against and 4,768 shares abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORTONWORKS, INC.

Dated: May 26, 2017	By:	/s/ Scott Davidson
Scott Davidson Chief Financial Officer